Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Operating Results for Third Quarter 2017

ATLANTA, GA — November 9, 2017: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three and nine months ended September 30, 2017.

For the three months ended September 30, 2017, the Company reported net revenue of $287.2 million, up 0.4% from the three months ended September 30, 2016, net income of $1.3 million and Adjusted EBITDA of $61.8 million which was up 40.7% from the three months ended September 30, 2016. For the nine months ended September 30, 2017, the Company reported net revenue of $841.8 million, net loss of $0.4 million and Adjusted EBITDA of $167.9 million which was up 12.7% from the nine months ended September 30, 2016. Adjusted EBITDA for the three and nine months ended September 30, 2016 included the impact of $14.4 million of expenses incurred to resolve previously disputed syndicated programming and network inventory expenses with CBS Radio Inc.

Mary Berner, President and Chief Executive Officer of Cumulus Media Inc. said, “As we noted when we announced our preliminary results in October, our strong third quarter performance plainly demonstrates that our operational turnaround plan is working. The entire Cumulus team has shown great commitment to maintaining our momentum. By executing our foundational operating initiatives and continuing to develop growth opportunities, we are confident that we can build on our success despite the challenging industry environment.”

Ms. Berner continued, “We are also focused on addressing our excessive debt load on a parallel track to our operational turnaround plan. As previously disclosed, we are working with our advisors to proactively explore a range of alternatives to restructure our balance sheet, and we are continuing productive discussions with our creditors. Regardless of the path forward, we have ample cash to operate our business. Our goal remains to reduce our debt so we can focus our time and resources on investments in our people, key technologies and initiatives that will ultimately drive sustainable, long-term growth.”

Operating Summary (in thousands, except percentages and per share data):

	Three Months Ended September 30,
	2017	2016	% Change
Net revenue	$287,240	$286,136	0.4%
Net income	$1,274	$46,321	(97.2)%
Adjusted EBITDA (1)	$61,765	$43,884	40.7%
Basic and diluted income per share	$0.04	$1.58

	Nine Months Ended September 30,
	2017	2016	% Change
Net revenue	$841,801	$841,859	—%
Net (loss) income	$(449)	$32,958	**
Adjusted EBITDA (1)	$167,899	$148,998	12.7%
Basic and diluted (loss) income per share	$(0.02)	$1.12

	September 30, 2017	December 31, 2016	% Change
Cash and cash equivalents	$69,431	$131,259	(47.1)%

Term loan (2)	$1,728,614	$1,810,266	(4.5)%
7.75% senior notes (3)	610,000	610,000	—%
Total debt	$2,338,614	$2,420,266	(3.4)%

	Three Months Ended September 30,
	2017	2016	% Change
Capital expenditures	$7,442	$5,242	42.0%

	Nine Months Ended September 30,
	2017	2016	% Change
Capital expenditures	$20,645	$16,704	23.6%

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition”.

(2) Term loan excludes debt issuance costs/discounts of $23,054 and $29,909 at September 30, 2017 and December 31, 2016, respectively.
(3) 7.75% senior notes exclude debt issuance costs/discounts of $4,335 and $6,200 at September 30, 2017 and December 31, 2016, respectively.

**	Calculation not meaningful

Results for Three Months Ended September 30, 2017

Net Revenue
The Company operates in two reportable segments, the Radio Station Group and Westwood One. The Radio Station Group revenue is derived primarily from the sale of broadcasting time to local, regional and national advertisers. Westwood One revenue is generated primarily through network advertising.
Corporate and Other includes overall executive, administrative and support functions for both of the Company’s reportable segments, including programming, finance, legal, human resources and information technology functions.

The following tables present our net revenue by segment (dollars in thousands).

	Three Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$202,852	$83,778	$610	$287,240
% of total revenue	70.6%	29.2%	0.2%	100.0%
$ change from three months ended September 30, 2016	$(3,347)	$4,365	$86	$1,104
% change from three months ended September 30, 2016	(1.6)%	5.5%	16.4%	0.4%

	Three Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$206,199	$79,413	$524	$286,136
% of total revenue	72.1%	27.8%	0.1%	100.0%

Net income (loss)

The following tables present our net income (loss) by segment (dollars in thousands).

	Three Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$42,702	$11,107	$(52,535)	$1,274
$ change from three months ended September 30, 2016	$(91,417)	$21,981	$24,389	$(45,047)
% change from three months ended September 30, 2016	(68.2)%	**	31.7%	(97.2)%

**    Calculation not meaningful

	Three Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$134,119	$(10,874)	$(76,924)	$46,321

Adjusted EBITDA

The following tables present our Adjusted EBITDA by segment (dollars in thousands).

	Three Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$54,660	$17,082	$(9,977)	$61,765
$ change from three months ended September 30, 2016	$(1,577)	$19,771	$(313)	$17,881
% change from three months ended September 30, 2016	(2.8)%	**	(3.2)%	40.7%

**    Calculation not meaningful

	Three Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$56,237	$(2,689)	$(9,664)	$43,884

Results for Nine Months Ended September 30, 2017

Net Revenue

The following tables present our net revenue by segment (dollars in thousands).

	Nine Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$585,050	$254,867	$1,884	$841,801
% of total revenue	69.5%	30.3%	0.2%	100.0%
$ change from nine months ended September 30, 2016	$(7,590)	$7,360	$172	$(58)
% change from nine months ended September 30, 2016	(1.3)%	3.0%	10.0%	—%

	Nine Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$592,640	$247,507	$1,712	$841,859
% of total revenue	70.4%	29.4%	0.2%	100.0%

Net income (loss)

The following tables present our net income (loss) by segment (dollars in thousands).

	Nine Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$118,043	$24,348	$(142,840)	$(449)
$ change from nine months ended September 30, 2016	$(87,220)	$37,220	$16,593	$(33,407)
% change from nine months ended September 30, 2016	(42.5)%	**	10.4%	**

**    Calculation not meaningful

	Nine Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$205,263	$(12,872)	$(159,433)	$32,958

Adjusted EBITDA

The following tables present our Adjusted EBITDA by segment (dollars in thousands).

	Nine Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$153,571	$42,993	$(28,665)	$167,899
$ change from nine months ended September 30, 2016	$(5,707)	$24,995	$(387)	$18,901
% change from nine months ended September 30, 2016	(3.6)%	**	(1.4)%	12.7%

**    Calculation not meaningful

	Nine Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$159,278	$17,998	$(28,278)	$148,998

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 8:00 AM eastern time to discuss its third quarter 2017 operating results.

A link to the webcast of the conference call and the related earnings presentation will be available on the investor section of the Cumulus Media Inc. website (www.cumulus.com/investors). The conference call dial-in number for domestic callers is 877-830-7699, and international callers should dial 574-990-0924 for call access. If prompted, the conference ID number is 4899108. Please call five to ten minutes in advance to ensure that you are connected prior to the call. Following completion, a replay can be accessed until 11:30 PM EST on December 9, 2017. Domestic callers can access the replay by dialing 855-859-2056 or 404-537-3406, replay code 4899108. International callers should dial +44 (0)1452550000 for conference replay access. An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

Forward-Looking Statements
Certain statements in this presentation may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations, primarily with respect to our future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy; our need to restructure or refinance our debt and the terms on which any such restructuring or refinancing may be completed, including through any court-approved restructuring; our ability to access borrowings under our revolving credit facility; our ability from time to time to renew one or more of our broadcast licenses; changes in interest rates; changes in the fair value of our investments; the timing of, and our ability to complete, any acquisitions or dispositions pending from time to time; costs and synergies resulting from the integration of any completed acquisitions; our ability to effectively manage costs; our ability to effectively drive and manage growth; the popularity of radio as a broadcasting and advertising medium; changing consumer tastes; the impact of general economic conditions in the United States or in specific markets in which we currently do business; industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events; our ability to generate revenues from new sources, including local commerce and technology-based initiatives; the impact of regulatory rules or proceedings that may affect our business or any acquisitions; our ability  successfully appeal the notice of delisting of our Class A common stock from the NASDAQ stock market; the write-off of a material portion of the fair value of our FCC broadcast licenses and goodwill from time to time; or other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) and any subsequent filings. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter the actual results of our operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media (NASDAQ:CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million million people reached each week through its 446 owned-and-operated stations broadcasting in 90 US media markets (including eight of the top 10), approximately 8,000 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news, and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulus.com.

For further information, please contact:
Cumulus Media Inc.
Collin Jones
Investor Relations
collin@cumulus.com
404-260-6600

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenue	$287,240	$286,136	$841,801	$841,859
Operating expenses:
Content costs	96,321	115,348	291,390	312,526
Selling, general and administrative expenses	119,293	117,387	354,189	352,474
Depreciation and amortization	15,208	21,957	47,610	68,023
Local marketing agreement fees	2,717	2,481	8,137	10,351
Corporate expenses	10,000	9,675	28,743	28,388
Stock-based compensation expense	354	735	1,422	2,403
Acquisition-related and restructuring costs	499	(450)	2,116	3,237
Gain on sale of assets or stations	(83)	(94,014)	(2,585)	(97,155)
Impairment of intangible assets	—	—	—	1,816
Total operating expenses	244,309	173,119	731,022	682,063
Operating income	42,931	113,017	110,779	159,796
Non-operating expense:
Interest expense	(35,335)	(34,929)	(103,742)	(103,896)
Interest income	34	139	106	364
Loss on early extinguishment of debt	(1,063)	—	(1,063)	—
Other (expense) income, net	(36)	882	(64)	1,598
Total non-operating expense, net	(36,400)	(33,908)	(104,763)	(101,934)
Income before income taxes	6,531	79,109	6,016	57,862
Income tax expense	(5,257)	(32,788)	(6,465)	(24,904)
Net income (loss)	$1,274	$46,321	$(449)	$32,958
Basic and diluted earnings (loss) per common share:
Basic: Earnings (loss) per share	$0.04	$1.58	$(0.02)	$1.12
Diluted: Earnings (loss) per share	$0.04	$1.58	$(0.02)	$1.12
Weighted average basic common shares outstanding	29,306,374	29,275,111	29,306,374	29,268,885
Weighted average diluted common shares outstanding	29,306,374	29,275,111	29,306,374	29,268,885

Non-GAAP Financial Measure and Definition
From time to time we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Adjusted EBITDA is the financial metric utilized by the Company to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. The Company also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA, excluding the impact of local marketing agreement fees, is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Credit Agreement.

In deriving this measure, the Company excludes depreciation, amortization and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. The Company also excludes any gain or loss on the exchange or sale of any assets and any gain or loss on derivative instruments, early extinguishment of debt, and local marketing agreement fees as they are not associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our ongoing core operations. The Company also excludes any costs associated with impairment of assets as they do not require a cash outlay.

The Company believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. The Company has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, the Company believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA may be defined or calculated differently by other companies, and comparability may be limited.

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016 (dollars in thousands):

	Three Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$42,702	$11,107	$(52,535)	$1,274
Income tax expense	—	—	5,257	5,257
Non-operating (income) expense, including net interest expense	(1)	132	35,205	35,336
LMA fees	2,717	—	—	2,717
Depreciation and amortization	9,349	5,443	416	15,208
Stock-based compensation expense	—	—	354	354
(Gain) loss on sale of assets or stations	(107)	—	24	(83)
Loss on early extinguishment of debt	—	—	1,063	1,063
Acquisition-related and restructuring costs	—	400	99	499
Franchise and state taxes	—	—	140	140
Adjusted EBITDA	$54,660	$17,082	$(9,977)	$61,765

	Three Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$134,119	$(10,874)	$(76,924)	$46,321
Income tax expense	—	—	32,788	32,788
Non-operating (income) expense, including net interest expense	(2)	59	33,851	33,908
Local marketing agreement fees	2,481	—	—	2,481
Depreciation and amortization	13,653	7,782	522	21,957
Stock-based compensation expense	—	—	735	735
Gain on sale of assets or stations	(94,014)	—	—	(94,014)
Acquisition-related and restructuring costs	—	344	(794)	(450)
Franchise and state taxes	—	—	158	158
Adjusted EBITDA	$56,237	$(2,689)	$(9,664)	$43,884

	Nine Months Ended September 30, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$118,043	$24,348	$(142,840)	$(449)
Income tax expense	—	—	6,465	6,465
Non-operating (income) expense, including net interest expense	(4)	407	103,297	103,700
LMA fees	8,137	—	—	8,137
Depreciation and amortization	30,004	16,346	1,260	47,610
Stock-based compensation expense	—	—	1,422	1,422
(Gain) loss on sale of assets or stations	(2,609)	—	24	(2,585)
Loss on early extinguishment of debt	—	—	1,063	1,063
Acquisition-related and restructuring costs	—	1,892	224	2,116
Franchise and state taxes	—	—	420	420
Adjusted EBITDA	$153,571	$42,993	$(28,665)	$167,899

	Nine Months Ended September 30, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$205,263	$(12,872)	$(159,433)	$32,958
Income tax expense	—	—	24,904	24,904
Non-operating expense, including net interest expense	14	226	101,694	101,934
Local marketing agreement fees	10,351	—	—	10,351
Depreciation and amortization	40,780	25,657	1,586	68,023
Stock-based compensation expense	—	—	2,403	2,403
Gain on sale of assets or stations	(97,130)	—	(25)	(97,155)
Impairment of intangible assets	—	1,816	—	1,816
Acquisition-related and restructuring costs	—	3,171	66	3,237
Franchise and state taxes	—		527	527
Adjusted EBITDA	$159,278	$17,998	$(28,278)	$148,998